Exhibit 99.2

CARRIZO OIL & GAS, INC.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m., Eastern Time the day before the special meeting date.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time the day before the special meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

If you are a holder of record, you may use a touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time the day before the special meeting date. Have your proxy card in hand when you call and follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Carrizo Oil & Gas, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CONTROL NUMBER è

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [ • ], 2019:

The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at www.ViewOurMaterial.com/CRZO

If submitting a proxy by mail, please sign and date

ê      the card below and fold and detach card at perforation before mailing.       ê

Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. Approve the Agreement and Plan of Merger, dated as of July 14, 2019 (as amended from time to time, the “merger agreement”), by and between Callon Petroleum Company and Carrizo Oil & Gas, Inc.

2.  Approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Carrizo’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement.

❑ FOR	❑ AGAINST	❑ ABSTAIN	❑ FOR	❑ AGAINST	❑ ABSTAIN

3.  Approve any motion to adjourn the Carrizo special meeting, if necessary to solicit additional proxies if there are not sufficient votes of holders of Carrizo’s common stock to approve Proposal 1 at the time of the Carrizo special meeting.

			❑ FOR	❑ AGAINST	❑ ABSTAIN

Note: Such other business as may properly come before the meeting and any postponement or adjournment thereof.

			Signature		Date

			Signature (Joint Owner)		Date

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

If you have questions or require any assistance,

please contact the Company’s proxy solicitor listed below:

1407 Broadway, 27th Floor

New York, NY 10018

(800) 322-2885

Carrizo@mackenziepartners.com

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION,

ê          MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.          ê

CARRIZO OIL & GAS, INC.	PROXY CARD

Special Meeting of Shareholders

Proxy Solicited by the Board of Directors for Special Meeting – [ • ], 2019

The shareholder(s) hereby appoints(s) Gerald A. Morton, Michael Kennington and David L. Pitts, and each of them, with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of CARRIZO OIL & GAS, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [ • ], Central Time, on [ • ], 2019 at [ • ] and any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed or, if no direction is given, will be voted FOR Proposals 1, 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

(Items to be voted appear on reverse side)

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE.

(Continued and to be signed on the reverse side)